Exhibit 4.1

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the “Depository”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	REGISTERED

CNA FINANCIAL CORPORATION

5.125% NOTE DUE 2034

CUSIP 126117 AY6

ISIN US126117AY60

No. 001	US$500,000,000

CNA FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assignees, the principal sum of Five Hundred Million Dollars ($500,000,000) on February 15, 2034, and to pay interest thereon from and including February 9, 2024, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 of each year, commencing August 15, 2024, at the rate of 5.125% per annum, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, prior to the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of his having been such Holder, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be in immediately available funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Unless the certificate of authentication herein has been duly executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This security is one of a duly authorized issue of securities of the Company (the “Securities”), issued or to be issued in one or more series under an indenture, dated as of March 1, 1991, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as trustee (the “Original Trustee”), as amended and supplemented by a first supplemental indenture, dated as of October 15, 1993, between the Company and the Original Trustee, a second supplemental indenture, dated as of December 15, 2004, between the Company and the Original Trustee and a third supplemental indenture, dated as of February 24, 2016, between the Company, the Original Trustee and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”) (as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated “5.125% Notes due 2034”, and is limited, subject to the provisions of the Indenture, initially in aggregate principal amount to $500,000,000. The Company may, from time to time, without the consent of the Holders of the Securities of this series, reopen this series and issue additional Securities.

Prior to the Par Call Date (as defined below), the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of

(i)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series being redeemed discounted to the redemption date (assuming the Securities of this series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(ii) 100% of the principal amount of the Securities of this series being redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the date of redemption.

On or after the Par Call Date, the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest thereon to, but not including, the date of redemption.

2

“Par Call Date” means November 15, 2033 (the date that is three months prior to the maturity date of this Security).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date, of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

3

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of the Securities of this series to be redeemed. The Company shall notify the Trustee of such redemption at least three Business Days preceding the date the notice of redemption is provided to the Holders.

In the case of a partial redemption, selection of the Securities of this series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of this series of a principal amount of $2,000 or less will be redeemed in part. If any Securities of this series are to be redeemed in part only, the notice of redemption that relates to the Securities of this series will state the portion of the principal amount of the Securities of this series to be redeemed. A new Security of this series in a principal amount equal to the unredeemed portion of the Security of this series will be issued in the name of the Holder of the Security of this series upon surrender for cancellation of the original Security of this series. For so long as the Securities of this series are held by the Depositary (or another depositary), the redemption of the Securities of this series shall be done in accordance with the policies and procedures of such depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

In addition to the covenants contained in the Indenture, the Company hereby covenants and agrees that it will not, and will not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money (including any guarantee of indebtedness for borrowed money) that is secured by a pledge, lien or other encumbrance on:

(a)	the voting securities of The Continental Corporation, Continental Casualty Company, Western Surety Company and Continental Insurance Company, or any Subsidiary succeeding to any substantial part of the business now conducted by any of those corporations (collectively, the “Principal Subsidiaries”), or

(b)	the voting securities of a Subsidiary that owns, directly or indirectly, the voting securities of any of the Principal Subsidiaries,

without making effective provision so that the Outstanding Securities of this series shall be secured equally and ratably with the indebtedness so secured so long as such other indebtedness shall be secured. This covenant and agreement by the Company constitutes an agreement of the Company in respect of the Securities of this series within the meaning of Section 5.1(d) of the Indenture.

4

For purposes of the preceding paragraph, “Subsidiary” means any corporation, partnership or other entity of which at the time of determination the Company or one or more other Subsidiaries own directly or indirectly more than 50% of the outstanding shares of the Voting Stock or equivalent interest, and “Voting Stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee and duly executed by the Holder hereof or his attorney duly authorized in writing, thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

This Security is in the form of a Global Security as provided in the Indenture. If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Security or if at any time the Depository for this Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Security. If a successor Depository for this Security is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Securities of this series in exchange for this Security, will authenticate and deliver, certificates representing Securities of this series of like tenor and terms in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security.

5

The Company may at any time and in its sole discretion determine that this Security or portion hereof shall no longer be represented in the form of a Global Security. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of certificates representing Securities of this series in exchange in whole or in part for this Security, will authenticate and deliver certificates representing Securities of this series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Security or portion hereof in exchange for this Security.

If specified by the Company pursuant to the Indenture with respect to this Security, the Depository may surrender this Security in exchange in whole or in part for certificates representing Securities of this series of like tenor and terms in definitive form on such terms as are acceptable to the Company and the Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Holder specified by the Security Registrar or the Depository a certificate or certificates representing Securities of this series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder’s beneficial interest as specified by the Security Registrar or the Depository in this Security; and (2) to the Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Security and the aggregate principal amount of certificates representing Securities delivered to Holders thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration or transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liabilities being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Securities of this series are subject to defeasance at the option of the Company as provided in the Indenture.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: February 9, 2024	CNA FINANCIAL CORPORATION

By:
	Name:	Scott R. Lindquist
	Title:	Executive Vice President and Chief Financial Officer
[SEAL]
Attest:

By:
	Name:	Stathy Darcy
	Title:	Senior Vice President, Deputy General Counsel and Secretary

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: February 9, 2024	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
	Name:	Authorized Officer

Signature Page to Global Note

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing _______________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” THAT IS A MEMBER OR PARTICIPANT IN A “SIGNATURE GUARANTEE PROGRAM” (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM).